Exhibit 99.2
Hawthorn Bancshares Announces Cash Dividend and Stock Dividend
Jefferson City, MO. — April 29, 2022 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK) announced today that its Board of Directors approved an increase in the quarterly cash dividend of $0.02 per common share, or 13.3%, to a total of $0.17 per common share, payable July 1, 2022 to shareholders of record at the close of business on June 15, 2022. The board also approved a special stock dividend of 4% per common share payable July 1, 2022 to shareholders of record at the close of business on June 15, 2022.
About Hawthorn Bancshares
Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional locations in the Missouri communities of Lee's Summit, Liberty, St. Louis, Springfield, Independence, Columbia, Clinton, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert, Missouri.

Contact:
Hawthorn Bancshares, Inc.
Stephen E. Guthrie
Chief Financial Officer
TEL: 573.761.6100
Fax: 573.761.6272
www.HawthornBancshares.com

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission.